Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES SECOND QUARTER 2016 RESULTS
Reaffirms 2016 earnings guidance

MADISON, Wis. - August 1, 2016 - Alliant Energy Corporation (NYSE: LNT) today announced U.S generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) from continuing operations for the three months ended June 30 as follows:

	GAAP EPS from		Adjusted (non-GAAP) EPS
	Continuing Operations		from Continuing Operations
	2016	2015	2016	2015
Utilities, ATC and Corporate Services	$0.35	$0.26	$0.35	$0.29
Non-regulated and Parent	0.02	0.05	0.02	0.05
Alliant Energy Consolidated	$0.37	$0.31	$0.37	$0.34

“The second quarter results reflect earning on our increasing rate base, while managing impacts to customers,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “The results are in line with our expectations, allowing us to reaffirm our 2016 earnings guidance.”

Utilities, ATC and Corporate Services - Alliant Energy’s Utilities, American Transmission Company LLC (ATC) and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.35 per share of GAAP EPS from continuing operations in the second quarter of 2016, which was $0.09 per share higher than the second quarter of 2015. The primary drivers of higher EPS were timing of income tax expense, losses on sales of Minnesota electric and gas distribution assets at Interstate Power and Light Company (IPL) in 2015, estimated temperature impacts on electric and gas sales, higher allowance for funds used during construction, lower retail electric customer billing credits at IPL, and lower energy efficiency cost recovery amortizations at Wisconsin Power and Light Company (WPL).

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated $0.02 per share of GAAP EPS from continuing operations in the second quarter of 2016, which was $0.03 per share lower than the second quarter of 2015. The timing of income taxes at the Parent contributed to the lower quarter-over-quarter earnings.

Earnings Adjustments - Non-GAAP EPS for the three months ended June 30, 2015 excludes losses of $0.03 per share from the sales of IPL’s Minnesota electric and gas distribution assets. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Common Stock Split - In April 2016, Alliant Energy’s Board of Directors approved a two-for-one common stock split and a proportionate increase in the number of authorized shares of common stock of Alliant Energy from 240 million shares to 480 million shares to implement the stock split. Alliant Energy shareowners of record at the close of business on May 4, 2016 received one additional share of Alliant Energy common stock for each share held on that date. The proportionate interest that a shareowner owns in Alliant Energy did not change as a result of the stock split. The additional shares were distributed on May 19, 2016 and post-split trading began on May 20, 2016. All share and per share amounts in this release have been reflected on a post-split basis.

Details regarding GAAP EPS from continuing operations variances between the second quarters of 2016 and 2015 for Alliant Energy are as follows:

	Q2 2016	Q2 2015	Variance
Utilities, ATC and Corporate Services:
Timing of income tax expense, including impacts of tax benefit rider			$0.03
Losses on sales of Minnesota electric and gas distribution assets in 2015 at IPL	$—	($0.03)	0.03
Estimated temperature impact on electric and gas sales	0.01	(0.01)	0.02
Higher allowance for funds used during construction (primarily related to Marshalltown Generating Station)			0.02
Lower retail electric customer billing credits at IPL			0.01
Lower energy efficiency cost recovery amortizations at WPL			0.01
Higher ATC return on equity reserves at WPL			(0.01)
Higher stock-based performance compensation expense			(0.01)
Other			(0.01)
Total Utilities, ATC and Corporate Services			$0.09
Non-regulated and Parent:
Timing of income tax expense at Parent, including impacts of tax benefit rider			($0.02)
Other			(0.01)
Total Non-regulated and Parent			($0.03)

Losses on sales of Minnesota electric and gas distribution assets in 2015 at IPL - In April 2015 and July 2015, IPL completed the sales of its Minnesota gas and electric distribution assets, respectively, and received aggregate proceeds of approximately $145 million, including working capital adjustments and a $2 million promissory note. The premium received over the book value of the property, plant and equipment sold was more than offset by a tax-related regulatory asset associated with the Minnesota distribution assets, resulting in a $0.03 per share non-recurring loss recorded in the second quarter of 2015.

Lower retail electric customer billing credits at IPL - IPL is providing customer billing credits to its Iowa retail electric customers of $105 million in aggregate over the 2014-2016 period in connection with its approved Iowa retail electric base rate freeze through 2016. In 2016, IPL will credit customer bills by approximately $9 million and the credits will occur ratably throughout the year. By comparison, the billing credits in 2015 were approximately $24 million.

Higher stock-based performance compensation expense - Stock-based performance compensation is contingent upon achievement of specified performance criteria over a 3-year period, including total shareowner return relative to an investor-owned utility peer group. Total shareowner return is comprised of the change in the share price, plus any dividends paid over the period. Alliant Energy’s stock price has outperformed a majority of its peers in the second quarter of 2016, thus stock-based performance compensation expense is higher when compared to second quarter 2015.

2016 Earnings Guidance

Alliant Energy is reaffirming EPS guidance for 2016 as follows:

Utilities, ATC and Corporate Services	$1.77 - $1.90
Non-regulated and Parent	0.03 - 0.05
Alliant Energy Consolidated	$1.80 - $1.95

Drivers for Alliant Energy’s 2016 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures and operating conditions in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Consolidated effective tax rate of 18%

The 2016 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, further impacts from anticipated changes to ATC’s authorized return on equity, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the second quarter 2016 results is scheduled for Tuesday, August 2nd at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Vice President, Chief Accounting Officer and Treasurer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through August 9, 2016, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Resources, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 950,000 electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s retail electric base rate freeze in Iowa during 2016;

•	the impacts of WPL’s retail electric and gas base rate freeze in Wisconsin during 2016 and WPL’s pending retail base rate case for the 2017/2018 Test Period;

•	weather effects on results of utility operations, including impacts of temperature changes in IPL’s and WPL’s service territories on customers’ demand for electricity and gas;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention, customer- and third party-owned generation and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•
developments that adversely impact the ability to implement the strategic plan, including issues with new environmental control equipment for various fossil-fueled EGUs of IPL and WPL, IPL’s Marshalltown Generating Station, WPL’s Riverside Energy Center expansion and related third party purchase options, proposed new wind generation, various replacements, modernization, and expansion of IPL’s and WPL’s electric and gas distribution systems, Alliant Energy Resources, LLC’s electricity output and selling price of such output from its Franklin County wind farm or the potential transfer of the wind farm to IPL, and the potential decommissioning of certain EGUs of IPL and WPL;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal, including due to the bankruptcy of coal mining companies;

•
changes in the price of delivered coal, natural gas and purchased electricity due to shifts in supply and demand caused by market conditions and regulations, and the ability to recover and to retain the recovery of related changes in purchased power, fuel and fuel-related costs through rates in a timely manner;

•	impacts on equity income from unconsolidated investments due to potential changes to ATC’s authorized return on equity;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the U.S. Environmental Protection Agency (EPA) and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the coal combustion residuals rule, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of, and rate relief for, costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with gas transmission and distribution safety regulations, such as proposed rules recently issued by the Pipeline and Hazardous Materials Safety Administration;

•	risks associated with integration of a new customer billing and information system, which was completed in the first quarter of 2016;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, RMT, Inc. and Whiting Petroleum Corporation, which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•
issues related to electric transmission, including operating in Regional Transmission Organization energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from Regional Transmission Organizations and recovery of costs incurred;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	inability to access technological developments, including those related to wind turbines, solar generation, smart technology and other future technologies;

•	changes in technology that alter the channels through which electric customers buy or utilize power;

•	impacts of ATC’s potential restructuring;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting standards issued periodically by standard-setting bodies, including revenue recognition and lease standards;

•	the impact of changes to production tax credits for wind farms;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	impacts of the extension of bonus depreciation deductions;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2016 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2016 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended June 30:

EPS:	Three Months
	GAAP EPS		Adjustments		Non-GAAP EPS
	2016	2015	2016	2015	2016	2015
IPL	$0.14	$0.07	$—	$0.03	$0.14	$0.10
WPL	0.19	0.18	—	—	0.19	0.18
AE Transco Investments, LLC and Corporate Services	0.02	0.01	—	—	0.02	0.01
Subtotal for Utilities, ATC and Corporate Services	0.35	0.26	—	0.03	0.35	0.29
Non-regulated and Parent	0.02	0.05	—	—	0.02	0.05
EPS from continuing operations	0.37	0.31	—	0.03	0.37	0.34
EPS from discontinued operations	—	(0.01)	—	—	—	(0.01)
Alliant Energy Consolidated	$0.37	$0.30	$—	$0.03	$0.37	$0.33

Earnings (in millions):	Three Months
	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2016	2015	2016	2015	2016	2015
IPL	$31.9	$16.5	$—	$6.8	$31.9	$23.3
WPL	43.2	39.2	—	—	43.2	39.2
AE Transco Investments, LLC and Corporate Services	3.5	3.2	—	—	3.5	3.2
Subtotal for Utilities, ATC and Corporate Services	78.6	58.9	—	6.8	78.6	65.7
Non-regulated and Parent	5.8	10.0	—	—	5.8	10.0
Earnings from continuing operations	84.4	68.9	—	6.8	84.4	75.7
Losses from discontinued operations	(0.5)	(1.3)	—	—	(0.5)	(1.3)
Alliant Energy Consolidated	$83.9	$67.6	$—	$6.8	$83.9	$74.4

The following tables provide a summary of Alliant Energy’s results for the six months ended June 30:

EPS:	Six Months
	GAAP EPS		Adjustments		Non-GAAP EPS
	2016	2015	2016	2015	2016	2015
IPL	$0.34	$0.29	$—	$0.03	$0.34	$0.32
WPL	0.40	0.38	—	—	0.40	0.38
AE Transco Investments, LLC and Corporate Services	0.03	0.02	—	—	0.03	0.02
Subtotal for Utilities, ATC and Corporate Services	0.77	0.69	—	0.03	0.77	0.72
Non-regulated and Parent	0.03	0.05	—	—	0.03	0.05
EPS from continuing operations	0.80	0.74	—	0.03	0.80	0.77
EPS from discontinued operations	—	(0.01)	—	—	—	(0.01)
Alliant Energy Consolidated	$0.80	$0.73	$—	$0.03	$0.80	$0.76

Earnings (in millions):	Six Months
	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2016	2015	2016	2015	2016	2015
IPL	$77.5	$64.0	$—	$6.8	$77.5	$70.8
WPL	89.7	84.1	—	—	89.7	84.1
AE Transco Investments, LLC and Corporate Services	6.8	6.0	—	—	6.8	6.0
Subtotal for Utilities, ATC and Corporate Services	174.0	154.1	—	6.8	174.0	160.9
Non-regulated and Parent	8.0	11.4	—	—	8.0	11.4
Earnings from continuing operations	182.0	165.5	—	6.8	182.0	172.3
Losses from discontinued operations	(1.6)	(1.3)	—	—	(1.6)	(1.3)
Alliant Energy Consolidated	$180.4	$164.2	$—	$6.8	$180.4	$171.0

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in millions, except per share amounts)
Operating revenues:
Electric utility	$675.9	$640.4	$1,344.8	$1,311.7
Gas utility	57.0	51.7	209.2	250.1
Other utility	12.4	14.8	25.6	31.2
Non-regulated	9.3	10.3	18.8	21.6
	754.6	717.2	1,598.4	1,614.6
Operating expenses:
Electric production fuel and purchased power	199.5	185.2	400.4	401.1
Electric transmission service	130.3	116.9	258.2	240.1
Cost of gas sold	24.6	21.9	119.8	152.7
Other operation and maintenance:
Energy efficiency costs	10.5	12.2	24.4	29.2
Losses on sales of Minnesota electric and gas distribution assets	—	11.6	—	11.6
Other	134.0	133.5	265.2	264.4
Depreciation and amortization	102.1	100.4	204.6	200.6
Taxes other than income taxes	25.0	26.5	51.3	53.0
	626.0	608.2	1,323.9	1,352.7
Operating income	128.6	109.0	274.5	261.9
Interest expense and other:
Interest expense	48.0	46.5	96.0	93.1
Equity income from unconsolidated investments, net	(9.1)	(11.3)	(19.6)	(17.8)
Allowance for funds used during construction	(15.3)	(8.6)	(28.5)	(15.4)
Interest income and other	—	(0.2)	(0.2)	(0.3)
	23.6	26.4	47.7	59.6
Income from continuing operations before income taxes	105.0	82.6	226.8	202.3
Income taxes	18.1	11.2	39.7	31.7
Income from continuing operations, net of tax	86.9	71.4	187.1	170.6
Loss from discontinued operations, net of tax	(0.5)	(1.3)	(1.6)	(1.3)
Net income	86.4	70.1	185.5	169.3
Preferred dividend requirements of Interstate Power and Light Company	2.5	2.5	5.1	5.1
Net income attributable to Alliant Energy common shareowners	$83.9	$67.6	$180.4	$164.2
Weighted average number of common shares outstanding (basic and diluted) (a)	227.0	226.2	226.9	224.2
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted) (a):
Income from continuing operations, net of tax	$0.37	$0.31	$0.80	$0.74
Loss from discontinued operations, net of tax	—	(0.01)	—	(0.01)
Net income	$0.37	$0.30	$0.80	$0.73
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$84.4	$68.9	$182.0	$165.5
Loss from discontinued operations, net of tax	(0.5)	(1.3)	(1.6)	(1.3)
Net income	$83.9	$67.6	$180.4	$164.2
Dividends declared per common share (a)	$0.29375	$0.275	$0.5875	$0.55

(a)	Amounts reflect the effects of a two-for-one common stock split distributed in May 2016.

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2016	December 31, 2015
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$6.5	$5.8
Other current assets	695.8	821.0
Property, plant and equipment, net	9,846.4	9,519.1
Investments	324.8	346.3
Other assets	1,811.9	1,803.0
Total assets	$12,685.4	$12,495.2
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$314.0	$313.4
Commercial paper	220.6	159.8
Other current liabilities	838.6	886.1
Long-term debt, net (excluding current portion)	3,588.4	3,522.2
Other liabilities	3,733.6	3,689.6
Equity:
Alliant Energy Corporation common equity	3,790.2	3,724.1
Cumulative preferred stock of Interstate Power and Light Company	200.0	200.0
Total equity	3,990.2	3,924.1
Total liabilities and equity	$12,685.4	$12,495.2

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2016	2015
	(in millions)
Cash flows from operating activities	$510.0	$517.3
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(491.0)	(436.2)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(28.9)	(32.2)
Other	19.1	(1.9)
Net cash flows used for investing activities	(500.8)	(470.3)
Cash flows used for financing activities:
Common stock dividends	(133.2)	(122.9)
Proceeds from issuance of common stock, net	13.8	139.5
Payments to retire long-term debt	(1.8)	(151.4)
Net change in commercial paper	127.8	90.8
Other	(15.1)	(5.1)
Net cash flows used for financing activities	(8.5)	(49.1)
Net increase (decrease) in cash and cash equivalents	0.7	(2.1)
Cash and cash equivalents at beginning of period	5.8	56.9
Cash and cash equivalents at end of period	$6.5	$54.8

KEY FINANCIAL AND OPERATING STATISTICS

	June 30, 2016	June 30, 2015
Common shares outstanding (000s) (a)	227,334	226,527
Book value per share (a)	$16.67	$15.98
Quarterly common dividend rate per share (a)	$0.29375	$0.275

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Utility electric sales (000s of MWh) (b)
Residential	1,586	1,580	3,427	3,632
Commercial	1,537	1,526	3,133	3,122
Industrial - IPL co-generation customers	224	227	486	458
Industrial - other	2,654	2,739	5,158	5,368
Retail subtotal	6,001	6,072	12,204	12,580
Sales for resale:
Wholesale	925	771	1,905	1,635
Bulk power and other	97	255	196	673
Other	26	37	51	74
Total	7,049	7,135	14,356	14,962
Utility retail electric customers (at June 30) (c)
Residential	806,663	851,999
Commercial	141,145	139,367
Industrial - IPL co-generation customers	4	4
Industrial - other	2,548	2,882
Total	950,360	994,252
Utility gas sold and transported (000s of Dth) (b)
Residential	3,804	3,285	15,920	18,271
Commercial	3,138	2,695	11,222	12,263
Industrial	681	528	1,652	1,551
Retail subtotal	7,623	6,508	28,794	32,085
Transportation / other	19,078	15,854	41,313	38,441
Total	26,701	22,362	70,107	70,526
Utility retail gas customers (at June 30)
Residential	364,586	364,254
Commercial	44,560	44,799
Industrial	390	395
Total	409,536	409,448

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Electric margins	$5	($4)	($1)	$1
Gas margins	—	(1)	(3)	2
Total temperature impact on margins	$5	($5)	($4)	$3

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Normal (d)	2016	2015	Normal (d)
Heating degree days (HDDs) (d)
Cedar Rapids, Iowa (IPL)	651	582	702	3,720	4,272	4,134
Madison, Wisconsin (WPL)	828	721	835	4,086	4,555	4,354
Cooling degree days (CDDs) (d)
Cedar Rapids, Iowa (IPL)	297	200	218	297	200	220
Madison, Wisconsin (WPL)	201	161	179	201	161	181

(a)	Amounts reflect the effects of a two-for-one common stock split distributed in May 2016.

(b)
In July 2015 and April 2015, IPL completed the sales of its Minnesota electric and gas distribution assets, respectively. Following the electric sale, Minnesota electric sales were reported as wholesale versus retail.

(c)	Electric customer count decrease was largely due to sale of IPL’s Minnesota electric distribution assets in July 2015.

(d)
HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.